UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2006

SPRINT NEXTEL CORPORATION

(Exact name of Registrant as specified in its charter)

Kansas	1-04721	48-0457967
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Edmund Halley Drive, Reston, Virginia	20191
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 433-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 26, 2006, Sprint Nextel Corporation (the “Company”) entered into the First Amendment to Executive Agreement between the Company, Sprint/United Management Company and Len Lauer (the “Amended Agreement”), which modifies the calculation used to determine the amount of short-term incentive payments to which Mr. Lauer is entitled to receive during his 18-month severance period. Under the modified calculation set forth in the Amended Agreement, the Company agrees to pay Mr. Lauer an amount equal to the sum of (a) the lesser of the Actual Incentive Payout for 2007 under the Company’s Short-Term Incentive Plan or Mr. Lauer’s 2007 target payout of $1,262,800 (the “2007 Payout”), and (b) 2/12ths of the 2007 Payout. Mr. Lauer has signed a release of all claims and demands relating to or arising out of his employment with the Company.

The Amended Agreement is included as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description
10.1	First Amendment to Executive Agreement dated as of October 26, 2006 by and among Sprint Nextel Corporation, Sprint/United Management Company and Len Lauer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT NEXTEL CORPORATION

Date: October 31, 2006	By:	/s/ Leonard J. Kennedy
Leonard J. Kennedy
General Counsel

EXHIBIT INDEX

Number	Exhibit
10.1	First Amendment to Executive Agreement dated as of October 26, 2006 by and among Sprint Nextel Corporation, Sprint/United Management Company and Len Lauer.